Exhibit 99.1

ELECTRONIC ARTS REPORTS Q3 FY11 FINANCIAL RESULTS

Q3 Non-GAAP Net Income Up More than 75% Year-Over-Year

Q3 Non-GAAP EPS Ahead of Expectations

Q3 Non-GAAP Digital Revenues Increased 39% Year-Over-Year

$600 Million Stock Buyback Announced

Dead Space 2 Launched with 91-Rating

REDWOOD CITY, CA – February 1, 2011 – Electronic Arts Inc. (NASDAQ: ERTS) today announced preliminary financial results for its third fiscal quarter ended December 31, 2010.

“We had a solid third quarter with non-GAAP earnings up more than 75% year-over-year,” said Eric Brown, Chief Financial Officer. “EA reported 39% growth in digital and is tracking toward our $750 million full year non-GAAP digital revenue target.”

“We are pleased to report another strong quarter,” said John Riccitiello, Chief Executive Officer. “Our $600 million stock buyback demonstrates our confidence in EA’s digital strategy.”

Selected Operating Highlights and Metrics:

¡	In 2010, in Western markets, EA was the #1 publisher on high definition consoles (PlayStation®3 and Xbox 360®).
¡	In Western markets in the third quarter, EA was the #1 publisher in the Apple App StoreSM for both iPhone® and iPad™ and #1 on Microsoft Windows® Phone 7.
¡	Two of our third quarter frontline titles, Medal of Honor™ and Need For Speed™ Hot Pursuit, sold in more than five million units to date.
¡	In 2010, EA launched five games which sold in more than five million units each – FIFA 11, Medal of Honor, Madden NFL 11, Need for Speed Hot Pursuit and Battlefield: Bad Company™ 2.
¡	EA’s SCRABBLE game outsold every book to become the #1 selling item on Kindle in the last week of December.
¡	On Facebook®, Madden NFL Superstars and FIFA Superstars have attracted loyal audiences and good monetization.
¡	Dead Space™ 2 launched last week with a critical index of 91 – outscoring the original Dead Space and outselling it two-to-one.

Q3 FY11 Financial Highlights:

Non-GAAP net revenue was $1,410 million, consistent with guidance of $1,375 million to $1,500 million. Non-GAAP EPS were $0.59, at the high end of guidance of $0.50 to $0.60.

(in millions of $ except per share amounts)	Quarter Ended 12/31/10	Quarter Ended 12/31/09
Net Digital Revenue	$195	$133
Net Publishing Packaged Goods and Other Revenue	767	845
Net Distribution Packaged Goods Revenue	91	265

GAAP Total Net Revenue	1,053	1,243

Non-GAAP Net Digital Revenue	$211	$152
Non-GAAP Net Publishing Packaged Goods and Other Revenue	1,108	929
Non-GAAP Net Distribution Packaged Goods Revenue	91	265

Non-GAAP Total Net Revenue	1,410	1,346

GAAP Net Loss	(322)	(82)
Non-GAAP Net Income	196	109
GAAP Diluted Loss Per Share	(0.97)	(0.25)
Non-GAAP Diluted Earnings Per Share	0.59	0.33

Cash Flow from Operations	349	221

Trailing Twelve Month (TTM) Financial Highlights:
(in millions of $ except per share data)	Year Ended 12/31/10	Year Ended 12/31/09
GAAP Net Revenue	$3,478	$3,535
GAAP Net Loss	(397)	(749)
GAAP Diluted Loss Per Share	(1.20)	(2.31)

Non-GAAP Net Revenue	3,683	3,918
Non-GAAP Net Income	173	2
Non-GAAP Diluted Earnings Per Share	0.52	0.00

Cash Flow from Operations	320	114

Q3 FY11 Digital Metrics:
(in millions)	Quarter Ended 12/31/10	Quarter Ended 12/31/09
GAAP Net Mobile Revenue	$59	$56
Monthly Active Users (MAU) in Social Games	39	58
Core Registered Users	98	50

Stock Repurchase Program

EA has announced that its Board of Directors has authorized a program to repurchase up to $600 million of EA’s common stock over the next eighteen months.

Under the program, EA may purchase stock in the open market or through privately negotiated transactions in accordance with applicable securities laws, including pursuant to pre-arranged stock trading plans. The timing and actual amount of the stock repurchases will depend on several factors including price, capital availability, regulatory requirements, alternative investment opportunities and other market conditions. EA is not obligated to repurchase any specific number of shares under the program and the repurchase program may be modified, suspended or discontinued at any time.

Business Outlook as of February 1, 2011

The following forward-looking statements, as well as those made above, reflect expectations as of February 1, 2011. Electronic Arts assumes no obligation to update these statements. Results may be materially different and are affected by many factors, including: product development delays; competition in the industry; the health of the economy in the U.S. and abroad and the related impact on discretionary consumer spending; changes in anticipated costs; expected savings and impact on EA’s operations of the Company’s cost reduction plan; consumer demand for console hardware and the ability of the console manufacturers to produce an adequate supply of consoles to meet that demand; changes in foreign exchange rates; the financial impact of potential future acquisitions by EA; the popular appeal of EA’s products; EA’s effective tax rate; and other factors detailed in this release and in EA’s annual and quarterly SEC filings.

Fourth Quarter Fiscal Year 2011 Expectations – Ending March 31, 2011

¡	GAAP net revenue is expected to be approximately $975 to $1,075 million.
¡	Non-GAAP net revenue is expected to be approximately $850 to $950 million.
¡	GAAP diluted earnings per share is expected to be approximately $0.38 to $0.51.
¡	Non-GAAP diluted earnings per share is expected to be approximately $0.15 to $0.25.
¡	For purposes of calculating fourth quarter fiscal year 2011 earnings per share, the Company estimates a diluted share count of 337 million.
¡	Expected non-GAAP net income excludes the following items from expected GAAP net income:
—	Non-GAAP net revenue is expected to be approximately $125 million lower than GAAP net revenue due to the impact of the change in deferred net revenue (packaged goods and digital content);
—	Approximately $40 million of estimated stock-based compensation;
—	Approximately $17 million of acquisition-related expenses;
—	Approximately $5 million of restructuring charges; and
—	Non-GAAP tax expenses are expected to be $14 to $26 million higher than GAAP tax expenses.

Fiscal Year 2011 Expectations – Ending March 31, 2011

EA is revising its full year FY11 non-GAAP guidance for net revenue and raising the lower end of its earnings per share guidance range.

¡	GAAP net revenue is expected to be approximately $3.473 to $3.573 billion and non-GAAP net revenue is expected to be approximately $3.682 to $3.782 billion.
¡	GAAP operating expense is expected to be approximately $2.35 billion and non-GAAP operating expense is expected to be approximately $2.0 billion.
¡	GAAP diluted loss per share is expected to be approximately ($0.90) to ($0.77).
¡	Non-GAAP diluted earnings per share is expected to be approximately $0.60 to $0.70.
¡

For purposes of calculating fiscal year 2011 earnings/(loss) per share, the Company estimates a share count of 331 million for loss per share computations and 334 million for earnings per share computations.

¡	Expected non-GAAP net income excludes the following items from expected GAAP net loss:
—	Non-GAAP net revenue is expected to be approximately $209 million higher than GAAP revenue due to the impact of the change in deferred net revenue (packaged goods and digital content);
—	Approximately $176 million of estimated stock-based compensation;
—	Approximately $45 million of acquisition-related expenses;
—	Approximately $167 million of restructuring charges;
—	Approximately $23 million from net gains on sale of strategic investments; and
—	Non-GAAP tax expenses are expected to be $73 to $85 million higher than GAAP tax expenses.

Fiscal Year 2011 Key Titles by Label and Platform

Q1

Games	Skate™ 3	Console
	Green Day Rock Band™ (1)	Console
	APB All Points Bulletin (1)			PC
Sports	2010 FIFA World Cup South Africa™	Console	Handheld/Mobile
	Tiger Woods PGA TOUR® Online			PC
	Tiger Woods PGA TOUR® 11	Console
Q2
Games	Need for Speed™ World			PC
Sports	NCAA® Football 11	Console
	Madden NFL 11	Console	Handheld/Mobile
	FIFA 11	Console	Handheld/Mobile	PC
	NHL® 11	Console
	FIFA Online 3			PC
Play	MySims Skyheroes™	Console	Handheld/Mobile
Q3
Games	Medal of Honor™	Console	Handheld/Mobile	PC
	Need For Speed™ Hot Pursuit	Console	Handheld/Mobile	PC
	Rock Band® 3 (1)	Console	Handheld/Mobile
Sports	EA SPORTS™ MMA	Console	Handheld/Mobile
	FIFA Manager 11			PC
	NBA Jam	Console
	EA SPORTS Active NFL Training Camp	Console
	EA SPORTS Active 2	Console	Handheld/Mobile
Play	HASBRO FAMILY GAME NIGHT 3	Console
	LITTLEST PET SHOP 3: Biggest Stars series		Handheld/Mobile
	MONOPOLY Streets	Console	Handheld/Mobile
	Harry Potter and the Deathly Hallows™ Part 1	Console	Handheld/Mobile	PC
	Create™	Console		PC
	The Sims™ 3	Console	Handheld/Mobile
Q4
Games	Dead Space™ 2	Console	Handheld/Mobile	PC
	Dragon Age™ 2	Console		PC
	Bulletstorm™ (2)	Console		PC
	Crysis® 2 (2)	Console		PC
	Need For Speed™ Shift 2	Console		PC
	Rango (1)	Console
Sports	Fight Night Champion	Console
	Tiger Woods PGA TOUR 12: The Masters®	Console	Handheld/Mobile
Play	The Sims™ Medieval			PC
	Darkspore™			PC

Note: (1) Distribution Title, (2) Co-Published Title

The Key Titles Schedule for fiscal year 2011 is current as of February 1, 2011 and is subject to change. Electronic Arts assumes no obligation to update this schedule.

Conference Call and Supporting Documents

Electronic Arts will host a conference call today at 2:00 pm PT (5:00 pm ET) to review its results for the third quarter ended December 31, 2010 and its outlook for the future. During the course of the call, Electronic Arts may disclose material developments affecting its business and/or financial performance. Listeners may access the conference call live through the following dial-in number: (706) 643-3915, access code 37361642, or via webcast at http://ir.ea.com.

EA will also post a slide presentation that accompanies the call at http://ir.ea.com.

A dial-in replay of the conference call will be provided until February 8, 2011 at (706) 645-9291, access code 37361642. A webcast archive of the conference call will be available for one year at http://ir.ea.com.

Non-GAAP Financial Measures

To supplement the Company’s unaudited condensed consolidated financial statements presented in accordance with GAAP, Electronic Arts uses certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP. The non-GAAP financial measures used by Electronic Arts include: non-GAAP net revenue, non-GAAP gross profit, non-GAAP operating income (loss), non-GAAP net income (loss) and historical and estimated non-GAAP diluted earnings (loss) per share. These non-GAAP financial measures exclude the following items, as applicable in a given reporting period, from the Company’s unaudited condensed consolidated statements of operations:

¡	Acquisition-related expenses
¡	Change in deferred net revenue (packaged goods and digital content)
¡	Gain (loss) on strategic investments
¡	Loss on lease obligation and facilities acquisition
¡	Loss on licensed intellectual property commitment
¡	Restructuring charges
¡	Stock-based compensation
¡	Income tax adjustments

Electronic Arts may consider whether other significant non-recurring items that arise in the future should also be excluded in calculating the non-GAAP financial measures it uses.

Electronic Arts believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding the Company’s performance by excluding certain items that may not be indicative of the Company’s core business, operating results or future outlook.

Electronic Arts’ management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing the Company’s operating results both as a consolidated entity and at the business unit level, as well as when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate comparisons of the Company’s performance to prior periods.

In addition to the reasons stated above, which are generally applicable to each of the items Electronic Arts excludes from its non-GAAP financial measures, the Company believes it is appropriate to exclude certain items for the following reasons:

Acquisition-Related Expenses. GAAP requires expenses to be recognized for various types of events associated with a business acquisition. These events include, expensing acquired intangible assets, including acquired in-process technology, post-closing adjustments associated with changes in the estimated amount of contingent consideration to be paid in an acquisition, and the impairment of accounting goodwill created as a result of an acquisition when future events indicated there has been a decline in its value. When analyzing the operating performance of an acquired entity, Electronic Arts’ management focuses on the total return provided by the investment (i.e., operating profit generated from the acquired entity as compared to the purchase price paid including the final amounts paid for contingent consideration) without taking into consideration any allocations made for accounting purposes. Because the final purchase price paid for an acquisition necessarily reflects the accounting value assigned to both contingent consideration and to the intangible assets (including acquired in-process technology and goodwill), when analyzing the operating performance of an acquisition in subsequent periods, the Company’s management excludes the GAAP impact of any adjustments to the fair value of these acquisition-related balances to its financial results. Electronic Arts believes that such an approach is useful in understanding the long-term return provided by an acquisition and that investors benefit from a supplemental non-GAAP financial measure that excludes the accounting expense.

Change in Deferred Net Revenue (Packaged Goods and Digital Content). Electronic Arts is not able to objectively determine the fair value of the online service included in certain of its packaged goods and digital content. As a result, the Company recognizes the revenue from the sale of these games and content over the estimated online service period. In other transactions, at the date we sell the software product we have an obligation to provide incremental unspecified digital content in the future without an additional fee. In these cases, we account for the sale of the software product as a multiple element arrangement and recognize the revenue on a straight-line basis over the estimated life of the game. Internally, Electronic Arts’ management excludes the impact of the change in deferred net revenue related to packaged goods games and digital content in its non-GAAP financial measures when evaluating the Company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team. The Company believes that excluding the impact of the change in deferred net revenue from its operating results is important to (1) facilitate comparisons to prior periods during which the Company was able to objectively determine the fair value of the online service and not delay the recognition of significant amounts of net revenue related to online-enabled packaged goods and (2) understanding our operations because all related costs are expensed as incurred instead of deferred and recognized ratably.

Gain (Loss) on Strategic Investments. From time to time, the Company makes strategic investments. Electronic Arts’ management excludes the impact of any losses and gains on such investments when evaluating the Company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team. In addition, the Company believes that excluding the impact of such losses and gains on these investments from its operating results is important to facilitate comparisons to prior periods.

Loss on Lease Obligation and Facilities Acquisition. During the second quarter of fiscal 2010, Electronic Arts completed the acquisition of its headquarters facilities in Redwood City, California pursuant to the terms of the loan financing agreements underlying the build-to-suit leases for the facilities. These leases expired in July 2009, and had previously been accounted for as operating leases. The total amount paid under the terms of the leases was $247 million, of which $233 million related to the purchase price of the facilities and $14 million was for the loss on our lease obligation. In addition, Electronic Arts recorded a tax benefit of approximately $31 million, consisting of approximately $6 million related to the loss on our lease obligation, and a $25 million reduction in our valuation allowance due to the acquisition. As a result of this lease obligation and facility acquisition, on an after-tax basis, Electronic Arts incurred a positive net income effect of $17 million. Electronic Arts’ management excluded the effect of this transaction when evaluating the Company’s operating performance and when assessing the performance of its management team during this period and will continue to do so, when it plans, forecasts and analyzes future periods.

Loss on Licensed Intellectual Property Commitment. During the fourth quarter of fiscal 2009, Electronic Arts amended an agreement with a content licensor. This amendment resulted in the termination of our rights to use the licensor’s intellectual property in certain products and we incurred a related estimated loss of $38 million. This significant non-recurring loss is excluded from our non-GAAP financial measures in order to provide comparability between periods. Further, the Company excluded this loss when evaluating its operating performance and the performance of its management team during this period and will continue to do so when it plans, forecasts and analyzes future periods.

Restructuring Charges. Although Electronic Arts has engaged in various restructuring activities in the past, each has been a discrete, extraordinary event based on a unique set of business objectives. Each of these restructurings has been unlike its predecessors in terms of its operational implementation, business impact and scope. As such, the Company believes it is appropriate to exclude restructuring charges from its non-GAAP financial measures.

Stock-Based Compensation. When evaluating the performance of its individual business units, the Company does not consider stock-based compensation charges. Likewise, the Company’s management teams exclude stock-based compensation expense from their short and long-term operating plans. In contrast, the Company’s management teams are held accountable for cash-based compensation and such amounts are included in their operating plans. Further, when considering the impact of equity award grants, Electronic Arts places a greater emphasis on overall shareholder dilution rather than the accounting charges associated with such grants.

Video game platforms have historically had a life cycle of four to six years, which causes the video game software market to be cyclical. The Company’s management analyzes its business and operating performance in the context of these business cycles, comparing Electronic Arts’ performance at similar stages of different cycles. For comparability purposes, Electronic Arts believes it is useful to provide a non-GAAP financial measure that excludes stock-based compensation in order to better understand the long-term performance of its core business.

Income Tax Adjustments. The Company uses a fixed, long-term projected tax rate of 28 percent internally to evaluate its operating performance, to forecast, plan and analyze future periods, and to assess the performance of its management team. Accordingly, the Company has applied the same 28 percent tax rate to its non-GAAP financial results.

In the financial tables below, Electronic Arts has provided a reconciliation of the most comparable GAAP financial measure to the historical non-GAAP financial measures used in this press release.

Forward-Looking Statements

Some statements set forth in this release, including the estimates relating to EA’s fiscal year 2011 guidance information under the heading “Business Outlook”, and the fiscal year 2011 key title slate, contain forward-looking statements that are subject to change. Statements including words such as “anticipate”, “believe”, “estimate” or “expect” and statements in the future tense are forward-looking statements. These forward-looking statements are preliminary estimates and expectations based on current information and are subject to business and economic risks and uncertainties that could cause actual events or actual future results to differ materially from the expectations set forth in the forward-looking statements.

Some of the factors which could cause the Company’s results to differ materially from its expectations include the following: sales of the Company’s titles; the general health of the U.S. and global economy and the related impact on discretionary consumer spending; fluctuations in foreign exchange rates; consumer spending trends; the Company’s ability to manage expenses; the competition in the interactive entertainment industry; the effectiveness of the Company’s sales and marketing programs; timely development and release of Electronic Arts’ products; the consumer demand for, and the availability of an adequate supply of console hardware units (including the Xbox 360® video game and entertainment system, the PlayStation®3 computer entertainment system and the Wii™); the Company’s ability to predict consumer preferences among competing hardware platforms; the financial impact of recent acquisitions and potential future acquisitions by EA; the Company’s ability to realize the anticipated benefits of acquisitions; the seasonal and cyclical nature of the interactive game segment; the Company’s ability to attract and retain key personnel; changes in the Company’s effective tax rates; the performance of strategic investments; the impact of certain accounting requirements, such as the Company’s ability to estimate and recognize goodwill impairment charges and determine deferred tax valuation allowances; adoption of new accounting regulations and standards; potential regulation of the Company’s products in key territories; developments in the law regarding protection of the Company’s products; the Company’s ability to secure licenses to valuable entertainment properties on favorable terms; the stability of the Company’s key customers, and other factors described in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2010.

These forward-looking statements are current as of February 1, 2011. Electronic Arts assumes no obligation and does not intend to update these forward-looking statements. In addition, the preliminary financial results set forth in this release are estimates based on information currently available to Electronic Arts.

While Electronic Arts believes these estimates are meaningful, they could differ from the actual amounts that Electronic Arts ultimately reports in its Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2010. Electronic Arts assumes no obligation and does not intend to update these estimates prior to filing its Form 10-Q for the fiscal quarter ended December 31, 2010.

About Electronic Arts

Electronic Arts Inc. (EA), headquartered in Redwood City, California, is a leading global interactive entertainment software company. Founded in 1982, the Company develops, publishes, and distributes interactive software worldwide for video game systems, personal computers, wireless devices and the Internet. Electronic Arts markets its products under four brand names: EA SPORTSTM, EATM, EA MobileTM and POGOTM. In fiscal 2010, EA posted GAAP net revenue of $3.7 billion and had 27 titles that sold more than one million units. EA’s homepage and online game site is www.ea.com. More information about EA’s products and full text of press releases can be found on the Internet at http://info.ea.com.

For additional information, please contact:

Peter Ausnit	Jeff Brown
Vice President, Investor Relations	Vice President, Corporate Communications
650-628-7327	650-628-7922
pausnit@ea.com	jbrown@ea.com

EA, EA SPORTS, EA Mobile, POGO, Dead Space, EA SPORTS Active, Medal of Honor, MySims, MySims SkyHeroes, Need for Speed, Skate, Create, Darkspore and The Sims are trademarks of Electronic Arts Inc. Dragon Age is a trademark of EA International (Studio and Publishing) Ltd. Battlefield: Bad Company is a trademark of EA Digital Illusions CE AB. FAMILY GAME NIGHT, LITTLEST PET SHOP, SCRABBLE and MONOPOLY are trademarks of Hasbro and used with permission. Crysis is a registered trademark of Crytek. HARRY POTTER characters, names and related indicia are trademarks of and © Warner Bros. Entertainment Inc. APB All Points Bulletin is a trademark of Realtime Worlds Inc. and its affiliated companies. Bulletstorm is a trademark or registered trademark of People Can Fly in the United States of America and elsewhere. Harmonix, Rock Band, Rock Band 2, Rock Band 3, Rock Band Network and all related titles and logos are trademarks of Harmonix Music Systems, Inc., an MTV Networks company. John Madden is a trademark or other intellectual property of Red Bear, Inc. or John Madden. NFL is a trademark of the National Football League. NBA is a registered trademark of NBA Properties, Inc. NCAA is a registered trademark of the National Collegiate Athletic Association. 2010 FIFA World Cup South Africa is a trademark of FIFA. ‘TIGERWOODS’ is a trademark of ETW Corp. PGA TOUR is a registered trademark of PGA TOUR, INC. “Masters” is a trademark of Augusta National, Inc. NHL is a registered trademark of National Hockey League. Microsoft, Windows, Xbox and Xbox 360 are trademarks of the Microsoft group of companies. “PlayStation” is a registered trademark of Sony Computer Entertainment Inc. Wii is a trademark of Nintendo. Apple, iPhone and iPad are trademarks and App Store is a service mark of Apple Inc. Kindle is a registered trademark of Amazon Technologies, Inc. Facebook is a registered trademark of Facebook, Inc. All other trademarks are the property of their respective owners.

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Operations

(in millions, except per share data)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2010	2009	2010	2009
Net revenue	$1,053	$1,243	$2,499	$2,675
Cost of goods sold	586	654	1,171	1,568

Gross profit	467	589	1,328	1,107

Operating expenses:
Marketing and sales	253	208	553	559
General and administrative	75	84	226	241
Research and development	273	290	825	918
Acquisition-related contingent consideration	1	-	(25)	-
Amortization of intangibles	14	14	44	38
Restructuring and other	154	100	162	120

Total operating expenses	770	696	1,785	1,876

Operating loss	(303)	(107)	(457)	(769)

Gain (loss) on strategic investments	-	(1)	23	(25)
Interest and other income (expense), net	-	(2)	6	8

Loss before provision for (benefit from) income taxes	(303)	(110)	(428)	(786)

Provision for (benefit from) income taxes	19	(28)	(1)	(79)

Net loss	$(322)	$(82)	$(427)	$(707)

Loss per share
Basic and diluted	$(0.97)	$(0.25)	$(1.29)	$(2.18)

Number of shares used in computation
Basic and diluted	332	325	330	324

Non-GAAP Results (in millions, except per share data)

The following tables reconcile the Company’s net loss and loss per share as presented in its Unaudited Condensed Consolidated Statements of Operations and prepared in accordance with Generally Accepted Accounting Principles (“GAAP”) to its non-GAAP net income and non-GAAP diluted earnings per share.

	Three Months Ended December 31,		Nine Months Ended December 31,
	2010	2009	2010	2009
Net loss	$(322)	$(82)	$(427)	$(707)

Acquisition-related expenses	18	16	28	46
Change in deferred net revenue (packaged goods and digital content)	357	103	334	634
Loss on lease obligation (G&A)	-	-	-	14
Loss on licensed intellectual property commitment (COGS)	-	-	(1)	(2)
Loss (gain) on strategic investments	-	1	(23)	25
Restructuring and other	154	100	162	120
Stock-based compensation	46	42	136	119
Income tax adjustments	(57)	(71)	(59)	(127)

Non-GAAP net income	$196	$109	$150	$122

Non-GAAP diluted earnings per share	$0.59	$0.33	$0.45	$0.37

Number of shares used in computation
Basic	332	325	330	324
Diluted	335	327	333	326

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Balance Sheets

(in millions)

	December 31, 2010	March 31, 2010 (a)
ASSETS

Current assets:
Cash and cash equivalents	$1,353	$1,273
Short-term investments	511	432
Marketable equity securities	107	291
Receivables, net of allowances of $336 and $217, respectively	390	206
Inventories	105	100
Deferred income taxes, net	22	44
Other current assets	226	239

Total current assets	2,714	2,585

Property and equipment, net	502	537
Goodwill	1,107	1,093
Acquisition-related intangibles, net	160	204
Deferred income taxes, net	44	52
Other assets	200	175

TOTAL ASSETS	$4,727	$4,646

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$162	$91
Accrued and other current liabilities	746	717
Deferred net revenue (packaged goods and digital content)	1,100	766

Total current liabilities	2,008	1,574

Income tax obligations	184	242
Deferred income taxes, net	4	2
Other liabilities	173	99

Total liabilities	2,369	1,917

Common stock	3	3
Paid-in capital	2,504	2,375
Retained earnings (accumulated deficit)	(304)	123
Accumulated other comprehensive income	155	228

Total stockholders’ equity	2,358	2,729

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,727	$4,646

(a)	Derived from audited consolidated financial statements.

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Cash Flows

(in millions)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2010	2009	2010	2009
OPERATING ACTIVITIES

Net loss	$(322)	$(82)	$(427)	$(707)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Acquisition-related contingent consideration	1	-	(25)	-
Depreciation, amortization and accretion, net	44	48	138	142
Net (gains) losses on investments and sale of property and equipment	-	(3)	(24)	20
Other non-cash restructuring charges	2	20	1	27
Stock-based compensation	48	68	138	145
Change in assets and liabilities:
Receivables, net	57	162	(180)	(356)
Inventories	51	107	(4)	77
Other assets	(23)	(19)	(9)	(53)
Accounts payable	(47)	(87)	59	36
Accrued and other liabilities	176	(115)	34	(42)
Deferred income taxes, net	5	19	32	(24)
Deferred net revenue (packaged goods and digital content)	357	103	334	634

Net cash provided by (used in) operating activities	349	221	67	(101)

INVESTING ACTIVITIES

Purchase of headquarters facilities	-	-	-	(233)
Capital expenditures	(15)	(16)	(38)	(50)
Proceeds from sale of marketable equity securities	-	6	132	10
Proceeds from maturities and sales of short-term investments	85	302	282	657
Purchase of short-term investments	(105)	(72)	(367)	(477)
Acquisition-related restricted cash	-	(100)	-	(100)
Acquisition of subsidiaries, net of cash acquired	(16)	(275)	(16)	(278)

Net cash used in investing activities	(51)	(155)	(7)	(471)

FINANCING ACTIVITIES

Proceeds from issuance of common stock	-	-	17	25
Excess tax benefit from stock-based compensation	-	13	-	13

Net cash provided by financing activities	-	13	17	38

Effect of foreign exchange on cash and cash equivalents	(1)	(7)	3	27

Increase (decrease) in cash and cash equivalents	297	72	80	(507)
Beginning cash and cash equivalents	1,056	1,042	1,273	1,621

Ending cash and cash equivalents	1,353	1,114	1,353	1,114

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Supplemental Financial Information and Business Metrics

(in millions, except per share data, SKU count and headcount)

	Q3 FY10	Q4 FY10	Q1 FY11	Q2 FY11	Q3 FY11	YOY % Change
QUARTERLY RECONCILIATION OF RESULTS

Net Revenue
GAAP net revenue	$1,243	$979	$815	$631	$1,053	(15%)
Change in deferred net revenue (packaged goods and digital content)	103	(129)	(276)	253	357

Non-GAAP net revenue	$1,346	$850	$539	$884	$1,410	5%

Gross Profit
GAAP gross profit	$589	$681	$593	$268	$467	(21%)
Change in deferred net revenue (packaged goods and digital content)	103	(129)	(276)	253	357
Acquisition-related expenses	2	2	3	3	3
Loss on licensed intellectual property commitment (COGS)	-	(1)	-	(1)	-
Stock-based compensation	-	1	1	-	1

Non-GAAP gross profit	$694	$554	$321	$523	$828	19%

GAAP gross profit % (as a % of GAAP net revenue)	47%	70%	73%	42%	44%
Non-GAAP gross profit % (as a % of non-GAAP net revenue)	52%	65%	60%	59%	59%

Operating Income (Loss)

GAAP operating income (loss)	$(107)	$83	$98	$(252)	$(303)	183%
Acquisition-related expenses	16	19	20	(10)	18
Change in deferred net revenue (packaged goods and digital content)	103	(129)	(276)	253	357
Loss on licensed intellectual property commitment (COGS)	-	(1)	-	(1)	-
Restructuring and other	100	20	2	6	154
Stock-based compensation	42	42	47	43	46

Non-GAAP operating income (loss)	$154	$34	$(109)	$39	$272	77%

GAAP operating income (loss) % (as a % of GAAP net revenue)	(9%)	8%	12%	(40%)	(29%)
Non-GAAP operating income (loss) % (as a % of non-GAAP net revenue)	11%	4%	(20%)	4%	19%

Net Income (Loss)
GAAP net income (loss)	$(82)	$30	$96	$(201)	$(322)	293%
Acquisition-related expenses	16	19	20	(10)	18
Change in deferred net revenue (packaged goods and digital content)	103	(129)	(276)	253	357
Loss on licensed intellectual property commitment (COGS)	-	(1)	-	(1)	-
Loss (gain) on strategic investments	1	1	5	(28)	-
Restructuring and other	100	20	2	6	154
Stock-based compensation	42	42	47	43	46
Income tax adjustments	(71)	41	28	(30)	(57)

Non-GAAP net income (loss)	$109	$23	$(78)	$32	$196	80%

GAAP net income (loss) % (as a % of GAAP net revenue)	(7%)	3%	12%	(32%)	(31%)
Non-GAAP net income (loss) % (as a % of non-GAAP net revenue)	8%	3%	(14%)	4%	14%

Diluted Earnings (Loss) Per Share
GAAP earnings (loss) per share	$(0.25)	$0.09	$0.29	$(0.61)	$(0.97)	288%
Non-GAAP earnings (loss) per share	$0.33	$0.07	$(0.24)	$0.10	$0.59	79%

Number of shares used in computation
Basic	325	327	328	329	332
Diluted	327	330	332	333	335

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Supplemental Financial Information and Business Metrics

(in millions, except per share data, SKU count and headcount)

	Q3 FY10	Q4 FY10	Q1 FY11	Q2 FY11	Q3 FY11	YOY % Change
QUARTERLY NET REVENUE PRESENTATIONS - GAAP AND NON-GAAP

Geography Net Revenue

North America	693	510	451	327	528	(24%)
Europe	489	418	317	262	477	(2%)
Asia	61	51	47	42	48	(21%)

Total GAAP Net Revenue	1,243	979	815	631	1,053	(15%)

North America	87	(55)	(184)	142	169
Europe	8	(78)	(81)	122	163
Asia	8	4	(11)	(11)	25

Change In Deferred Net Revenue (Packaged Goods and Digital Content)	103	(129)	(276)	253	357

North America	780	455	267	469	697	(11%)
Europe	497	340	236	384	640	29%
Asia	69	55	36	31	73	6%

Total Non-GAAP Net Revenue	1,346	850	539	884	1,410	5%

North America	56%	52%	55%	52%	50%
Europe	39%	43%	39%	41%	45%
Asia	5%	5%	6%	7%	5%

Total GAAP Net Revenue %	100%	100%	100%	100%	100%

North America	58%	54%	49%	53%	50%
Europe	37%	40%	44%	43%	45%
Asia	5%	6%	7%	4%	5%

Total Non-GAAP Net Revenue %	100%	100%	100%	100%	100%

Net Revenue Composition (a)

Publishing and Other	845	794	586	441	767	(9%)
Wireless, Internet-derived, and Advertising (Digital)	133	144	176	161	195	47%
Distribution	265	41	53	29	91	(66%)

Total GAAP Net Revenue	1,243	979	815	631	1,053	(15%)

Publishing and Other	84	(141)	(288)	248	341
Wireless, Internet-derived, and Advertising (Digital)	19	12	12	5	16
Distribution	-	-	-	-	-

Change In Deferred Net Revenue (Packaged Goods and Digital Content)	103	(129)	(276)	253	357

Publishing and Other	929	653	298	689	1,108	19%
Wireless, Internet-derived, and Advertising (Digital)	152	156	188	166	211	39%
Distribution	265	41	53	29	91	(66%)

Total Non-GAAP Net Revenue	1,346	850	539	884	1,410	5%

Publishing and Other	68%	81%	72%	70%	73%
Wireless, Internet-derived, and Advertising (Digital)	11%	15%	21%	26%	18%
Distribution	21%	4%	7%	4%	9%

Total GAAP Net Revenue %	100%	100%	100%	100%	100%

Publishing and Other	69%	77%	55%	78%	79%
Wireless, Internet-derived, and Advertising (Digital)	11%	18%	35%	19%	15%
Distribution	20%	5%	10%	3%	6%

Total Non-GAAP Net Revenue %	100%	100%	100%	100%	100%

(a)

Beginning with the quarter ended June 30, 2010, the Company is no longer presenting licensing and other revenue in a separate caption. This revenue has accordingly been combined with publishing and other or distribution. For comparability purposes, the results for prior periods have been reclassified.

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Supplemental Financial Information and Business Metrics

(in millions, except per share data, SKU count and headcount)

	Q3 FY10	Q4 FY10	Q1 FY11	Q2 FY11	Q3 FY11	YOY % Change
QUARTERLY NET REVENUE PRESENTATIONS - GAAP AND NON-GAAP

Platform Net Revenue
Xbox 360	348	276	262	172	285	(18%	)
PLAYSTATION 3	236	272	209	152	282	19%
Wii	196	71	40	25	130	(34%	)
PlayStation 2	44	22	11	29	20	(55%	)

Total Consoles	824	641	522	378	717	(13%	)

Mobile	56	55	52	49	59	5%
PSP	30	37	19	17	22	(27%	)
Nintendo DS	63	22	11	8	49	(22%	)

Total Mobile and Handhelds	149	114	82	74	130	(13%	)

PC	212	178	186	157	155	(27%	)
Other	58	46	25	22	51	(12%	)

Total GAAP Net Revenue	1,243	979	815	631	1,053	(15%	)

Xbox 360	29	6	(121)	96	126
PLAYSTATION 3	49	(83)	(89)	150	131
Wii	1	(31)	(5)	24	39
PlayStation 2	-	(11)	(5)	1	(1)
Mobile	1	-	-	-	5
PSP	3	(20)	(1)	4	-
Nintendo DS	12	(6)	(4)	1	8
PC	8	16	(51)	(23)	49

Change in Deferred Net Revenue (Packaged Goods and Digital Content)	103	(129)	(276)	253	357

Xbox 360	377	282	141	268	411	9%
PLAYSTATION 3	285	189	120	302	413	45%
Wii	197	40	35	49	169	(14%	)
PlayStation 2	44	11	6	30	19	(57%	)

Total Consoles	903	522	302	649	1,012	12%

Mobile	57	55	52	49	64	12%
PSP	33	17	18	21	22	(33%	)
Nintendo DS	75	16	7	9	57	(24%	)

Total Mobile and Handhelds	165	88	77	79	143	(13%	)
PC	220	194	135	134	204	(7%	)
Other	58	46	25	22	51	(12%	)

Total Non-GAAP Net Revenue	1,346	850	539	884	1,410	5%

Xbox 360	28%	28%	32%	27%	27%
PLAYSTATION 3	19%	28%	26%	24%	27%
Wii	16%	7%	5%	4%	12%
PlayStation 2	3%	2%	1%	5%	2%

Total Consoles	66%	65%	64%	60%	68%

Mobile	5%	6%	7%	8%	5%
PSP	2%	4%	2%	3%	2%
Nintendo DS	5%	2%	1%	1%	5%
Total Mobile and Handhelds	12%	12%	10%	12%	12%
PC	17%	18%	23%	25%	15%
Other	5%	5%	3%	3%	5%

Total GAAP Net Revenue %	100%	100%	100%	100%	100%

Xbox 360	28%	33%	26%	30%	29%
PLAYSTATION 3	21%	22%	22%	34%	30%
Wii	15%	5%	7%	6%	12%
PlayStation 2	3%	1%	1%	3%	1%

Total Consoles	67%	61%	56%	73%	72%

Mobile	4%	6%	10%	6%	4%
PSP	2%	2%	3%	2%	2%
Nintendo DS	6%	2%	1%	1%	4%

Total Mobile and Handhelds	12%	10%	14%	9%	10%
PC	17%	24%	25%	15%	14%
Other	4%	5%	5%	3%	4%

Total Non-GAAP Net Revenue %	100%	100%	100%	100%	100%

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Supplemental Financial Information and Business Metrics

(in millions, except per share data, SKU count and headcount)

	Q3 FY10	Q4 FY10	Q1 FY11	Q2 FY11	Q3 FY11	YOY % Change
CASH FLOW DATA

Operating cash flow	221	253	(148)	(134)	349	58%
Operating cash flow - TTM	114	152	332	192	320	181%
Capital expenditures	16	22	11	12	15	(6%)
Capital expenditures - TTM	75	72	75	61	60	(20%)

BALANCE SHEET DATA

Cash and cash equivalents	1,114	1,273	1,057	1,056	1,353	21%
Short-term investments	352	432	480	495	511	45%
Marketable equity securities	318	291	193	106	107	(66%)
Receivables, net	495	206	103	444	390	(21%)
Inventories	144	100	82	155	105	(27%)
Deferred net revenue (packaged goods and digital content)
End of the quarter	895	766	490	743	1,100
Less: Beginning of the quarter	792	895	766	490	743

Change in deferred net revenue (packaged goods and digital content)	103	(129)	(276)	253	357

STOCK-BASED COMPENSATION

Cost of goods sold	-	1	1	-	1
Marketing and sales	4	4	4	6	6
General and administrative	9	9	12	10	10
Research and development	29	28	30	27	29

Total Stock-Based Compensation (excluding restructuring and other)	42	42	47	43	46
Restructuring and other	26	-	-	-	2

Total Stock-Based Compensation (including restructuring and other)	68	42	47	43	48

EMPLOYEES	8,537	7,842	7,758	7,820	7,742	(9%)